UNITED STATES
	                     SECURITIES AND EXCHANGE COMMISSION
	                           Washington D.C., 20549

	                                  Form 8-K

                               	CURRENT REPORT


	                  Pursuant to Section 13 or 15(d) of the
	                      Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 1995

                 Commission file number 0-16734


                    C.E.C. INDUSTRIES CORP.
	      (Exact name of registrant as specified in charter)

		        Nevada							                               87-0217252
 (State of other jurisdiction of							            (I.R.S. Employer
incorporation or organization)							             Identification Number)

	    23 Cactus Garden Drive, F-60
	    Green Valley (Henderson), Nevada 				             89014
	    (Address of Principal Executive Office) 						  (Zip Code)

                                 (702) 436-2500
	             (Registrant's Telephone Number, Including Area Code)

	                                  Copies To:
	                         Donald J. Stoecklein, Esq.
	                               Attorney at Law
                         	23 Cactus Garden Drive, F-60
	                           Henderson, Nevada 89014
                                 (702)436-2530

C.E.C. INDUSTRIES CORP.  PAGE 2

Item No. 1.   Changes in Control of Registrant.

     On September 15, 1995, the Company elected new Directors and Officers for fiscal 1996. The following persons were elected as Directors: Ronald J. Robinson, George A. Matthews, Donald J. Stoecklein, Ronald G. Stoecklein, Dwight W. Jory, Charles R. McHaffie and Ralph Mann.

     Ronald J. Robinson was elected President, Donald J. Stoecklein as Secretary and George A. Matthews as Treasurer.

     In accepting the election, Ronald G. Stoecklein disclosed a recent case filed in the United States District Court, Southern District of New York, Securities Exchange Commission vs. Softpoint, Inc., et al., wherein
Mr. Stoecklein is named as a co-defendant. Donald J. Stoecklein disclosed an Administrative Offer and Settlement with the Securities and Exchange Commission, although neither admitting nor denying allegations, agreed to the Order Instituting Cease and Desist proceedings pursuant to Section 8A of the Securities Act of 1933 and Section 21C of the Securities and Exchange Act of 1934. Dwight Jory disclosed the filing of a Bankruptcy liquidation in September, 1994.

Item No. 2.   Acquisition or Disposition of Assets.

     The Board of Directors unanimously approved a plan to spin-off CEI, a wholly owned subsidiary of C.E.C. Industries Corp.

     The Board of Directors further approved an agreement whereby CEC would joint venture a 20.30 acre multi-family and commercial project with TRI Financial, Inc., of San Francisco, California. Final documents for the transaction are currently being prepared.

Item No. 3   Bankruptcy or Receivership.

	No events to report.

Item No. 4 Changes in Registrant's Certifying Accountant

	No events to report.

Item No. 5. Other Events.

	No events to report

Item No. 6.  Resignation of Registrant's Directors.

	No events to report.

C.E.C. INDUSTRIES CORP. PAGE 3

Item No. 7.  Financial Statement, Proforma Financial Information and Exhibits.

    No events to report.


	                                    SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C.E.C. INDUSTRIES CORP.

By: s/Ronald J. Robinson                      Dated:  October 3, 1995
    --------------------
    Ronald J. Robinson, President